EXHIBIT 99.1

HELIX ENERGY SOLUTIONS GROUP,  INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the disposition of substantially all of the Company’s investment in Cal Dive International, Inc.  (“Cal Dive”).    The Company, through a series of the following separate transactions, has reduced its ownership in Cal Dive from approximately 57% at December 31, 2008 to its current approximate 0.54% ownership interest.

·	The Company sold 13.6 million shares to Cal Dive for $86 million in January 2009. The Company’s ownership interest in Cal Dive was reduced to approximately 51% following this transaction;

·	In June 2009, a secondary public offering resulted in the Company’s disposition of 22.6 million shares of its Cal Dive common stock for approximately $183 million in net proceeds;

·	In June 2009, under the terms of a stock repurchase agreement the Company sold 1.6 million shares of its Cal Dive common stock to Cal Dive at $8.50 per share or $14 million;

·
In September 2009, 20.6 million shares of Cal Dive common stock were sold in a secondary public offering at $10.00 per share, plus an additional approximate 2.6 million shares will be sold pursuant to the exercise of the over-allotment option, which will close on September 29, 2009, resulting in aggregate net proceeds of approximately $221 million.

    The net proceeds from the disposition of the Company's shares of Cal Dive common stock will be used for general corporate purposes.   The estimated pre-tax gain on these sale transactions totals approximately $78 million, which is subject to change based on the results of Cal Dive for the month of September 2009 that are not yet available.

    The unaudited pro forma condensed statement of operations for the year ended December 31, 2008 was derived from our audited consolidated statement of operations for the year ended December 31, 2008.   The unaudited pro forma condensed consolidated statement of operations should be read together with the Company’s 2008 audited consolidated statement of operations and the notes thereto included in our Current Report on Form 8-K filed June 16, 2009.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2009 have been derived from our interim unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2009 and should be read in conjunction with those financial statements, including the notes thereto.

The unaudited pro forma condensed consolidated financial statements are based on the following assumptions and adjustments:

·
The unaudited pro forma condensed consolidated balance sheet is presented as if the September 2009 dispositions of Cal Dive common stock, including the pending closing of the shares exercised under the over-allotment option,  all occurred on June 30, 2009 and

·
The unaudited pro forma condensed consolidated statements of operations are presented as if the above dispositions of Cal Dive common stock, including the pending closing of the shares exercised under the over-allotment option, occurred on January 1, 2008.

Pursuant to the Securities and Exchange Commission rules for pro forma financial statements, no pro forma adjustments were made with respect to any increase in assumed interest income associated with the investment of the net proceeds received from the sales of Cal Dive common stock.  Separately, no pro forma adjustment was made to reflect reductions in the Company's indebtedness and related interest expense because there is no requirement under the Company's debt arrangements to use proceeds from its disposition of Cal Dive common stock to reduce such indebedness.

The unaudited pro forma condensed financial statements are presented for illustration purposes only.   The financial position and results of operations may have been different if the dispositions of Cal Dive stock had occurred as of the dates indicated above and do not purport to represent  the Company’s financial position or results of operations for any future date or period.

HELIX ENERGY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	As Reported [1]	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$261,930	$221,512	[2]	$483,442
Accounts receivable, net	266,289	—		266,289
Other current assets	123,325	—		123,325
Asset available for sale	—	4,315	[2]	4,315
Total current assets	651,544	225,827		877,371
Property and equipment, net	2,823,216	—		2,823,216
Other assets:
Equity investments	393,405	(200,314)	[2]	193,091
Goodwill, net	77,515	—		77,515
Other assets, net	79,682	—		79,682
	$4,025,362	$25,513		$4,050,875

Current liabilities:
Accounts payable	$165,342	$—		$165,342
Accrued liabilities	224,318	400	[2]	224,718
Income taxes payable	77,914	6,492	[2]	84,406
Current maturities of long-term debt	13,730	—		13,730
Total current liabilities	481,304	6,892		488,196
Long-term debt	1,348,713	—		1,348,713
Deferred income taxes	513,248	—		513,248
Decommissioning liabilities	181,096	—		181,096
Other long-term liabilities	8,981	—		8,981
Total liabilities	2,533,342	6,892		2,540,234
Convertible preferred stock	25,000	—		25,000
Shareholders’ equity:
Common stock, no par value	895,305	2,912	[3]	898,217
Retained earnings	571,609	15,709	[2,3]	587,318
Accumulated other comprehensive income (loss)	(20,575)			(20,575)
Total controlling interest shareholders’ equity	1,446,339	18,621		1,464,960
Noncontrolling interests	20,681	—		20,681
Total shareholders’ equity	1,467,020	18,621		1,485,641
	$4,025,362	$25,513		$4,050,875

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HELIX ENERGY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Year Ended December 31, 2008
	As Reported[4]	Pro Forma Adjustments[5]		Pro Forma

Net revenues	$2,114,074	$(777,116)		$1,336,958
Cost of sales	1,741,883	(528,175)		1,213,708
Gross profit	372,191	(248,941)		123,250
Goodwill and other indefinite-lived intangible impairments	704,311	—		704,311
Gain on sale of assets, net	73,471	(204)		73,267
Selling and administrative expenses	177,172	(74,500)		102,672
Income (loss) from operations	(435,821)	(174,645)		(610,466)
Equity in earnings of investments	31,854	—		31,854
Net interest expense and other	89,499	(22,285)		67,214
Income (loss) before income taxes	(493,466)	(152,360)		(645,826)
Provision (benefit) for income taxes	86,779	(67,067)		19,712
Income (loss) from continuing operations before noncontrolling interests and preferred dividends	(580,245)	(85,293)		(665,538)
Net income (loss) attributable to noncontrolling interests	45,873	(45,975)		(102)
Preferred stock dividends	3,192	—		3,192
Net loss applicable to common shareholder from continuing operations	$(629,310)	$(39,318)	$	$(668,628)

Loss per common share: from continuing operations:
Basic	$(6.94)			$(7.38)
Diluted	$(6.94)			$(7.38)

Weighted average common shares outstanding:
Basic	90,650			90,650
Diluted	90,650			90,650

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HELIX ENERGY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended June 30, 2009
	As Reported 6	Pro Forma Adjustments[5]	Pro Forma

Net revenues	$1,065,614	$(391,908)	$673,706
Cost of sales	768,648	(299,886)	468,762
Gross profit	296,966	(92,022)	204,944
Gain on oil and gas derivative commodity contracts	78,730	—	78,730
Gain on sale of assets, net	1,773	—	1,773
Selling and administrative expenses	80,725	(33,651)	47,074
Income (loss) from operations	296,744	(58,371)	238,373
Equity in earnings of investments	13,767	(896)	12,871
Gain on subsidiary equity transaction	59,442	(59,442)	—
Net interest expense and other	29,663	(6,642)	23,021
Income before income taxes	340,290	(112,067)	228,223
Provision (benefit) for income taxes	121,728	(43,828)	77,900
Income (loss) from continuing operations before noncontrolling interests and preferred dividends	218,562	(68,239)	150,323
Net income (loss) attributable to noncontrolling interests	18,173	(17,307)	866
Preferred stock dividends	563	—	563
Preferred stock beneficial conversion charge	53,439	—	53,439
Net income applicable to common shareholders from continuing operations	$146,387	$(50,932)	$95,455

Earnings per common share from continuing operations:
Basic	$1.50		$0.98
Diluted	$1.37		$0.89

Weighted average common shares outstanding:
Basic	96,077		96,077
Diluted	106,000		106,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Helix Energy Solutions Group Inc
Notes To Unaudited Pro Forma Condensed Consolidated  Financial Statements

(1)-
Represents the unaudited condensed consolidated balance sheet of Helix as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on August 5, 2009.  No adjustment is reflected to adjust for removal of Cal Dive amounts because the Company deconsolidated Cal Dive effective June 10, 2009 as a result of its ownership in Cal Dive decreasing below 50% following the sale of approximately 24.2 million shares of the Cal Dive common stock held by the Company.

(2)-
Represents the disposition of Cal Dive common shares in September 2009.  The dispositions for January and June are included in the as reported amounts as derived from the condensed consolidated balance sheet as of June 30, 2009 as discussed in (6) above.  The September dispositions are reflected as follows (amounts in thousands):

Proceeds at closing	$221,512
Less: Estimated transaction costs to be paid	(400)
Net proceeds from sale of Cal Dive common stock in September 2009	$221,112

Investment in Cal Dive at June 30, 2009	$200,314

Pre tax gain on sale of Cal Dive common stock in September 2009	$18,549
Income taxes at 35%	(6,492)
Net gain on sale of Cal Dive common stock in September 2009	$12,057

500,000 shares of Cal Dive common stock remaining
At June 30, 2009, Cal Dive’s stock price was $8.63 per share	$4,315

(3)-
To reclass the loss on the disposal of Cal Dive stock in January 2009.  The loss was recorded as a component of common stock because that transaction did not result in the Company losing consolidating control of Cal Dive and was not at the time part of a planned series of transactions that ultimately resulted in loss of consolidating control of Cal Dive.

(4)-
Represents the audited consolidated results of Helix Energy Solutions Group, Inc. (“Helix or the Company”) as reported in its consolidated statement of operations contained in exhibit 99.1 of its Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 16, 2009.

(5)-
Represents the removal of the unaudited results of Cal Dive International, Inc. (“Cal Dive”) reflecting the assumed disposition of Cal Dive by the Company on January 1, 2008.   Also includes reversal of the eliminations for inter-company revenues and costs for services conducted by and between the continuing Helix operations and Cal Dive.   This assumes that Helix and Cal Dive are no longer affiliates as of January 1, 2008.

(6)-
Represents the unaudited six-month 2009 consolidated results of Helix as reported in its condensed consolidated statement of operations contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on August 5, 2009.